Exhibit 23

                          Independent Auditors' Consent

The Board of Directors
LaserSight Incorporated:

We consent to incorporation by reference in the registration statement (No. 33-96390) on Form S-8, registration statement (No. 33-52170) on Form S-8, registration statement (No. 333-16817) on Form S-8, registration statement (No. 333-16823) on Form S-8, registration statement (No. 333-62587) on Form S-8, registration statement (No. 333-62591) on Form S-8, registration statement (No. 333-84073) on Form S-8, registration statement (No. 333-84075) on Form S-8, registration statement (No. 333-42662) on Form S-8, registration statement (No. 333-75216) on Form S-8, registration statement (No. 333-2198) on Form S-3, registration statement (No. 333-25237) on Form S-3, registration statement (No. 333-36655) on Form S-3, registration statement (No. 333-36837) on Form S-3, registration statement (No. 333-59369) on Form S-3, registration statement (No. 333-68495) on Form S-3, registration statement (No. 333-77825) on Form S-3, registration statement (No. 333-35822) on Form S-3, registration statement (No. 333-46470) on Form S-3, registration statement (No. 333-62634) on Form S-3 and registration statement (No. 333-67616) on Form S-3 of LaserSight Incorporated of our report dated March 22, 2002, with respect to the consolidated balance sheets of LaserSight Incorporated and Subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is included in the December 31, 2001, annual report on Form 10-K of LaserSight Incorporated.

                                  /s/ KPMG LLP

St. Louis, Missouri
April 1, 2002